The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 3.3

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PF2 SPINCO LLC

THIS FIRST AMENDED AND RESTATED LIMITED LIABIITY COMPANY AGREEMENT OF PF2 SPINCO LLC (this “Agreement”) is entered into effective as of October 4, 2019 (the “Effective Date”), by and between PF2 SpinCo LLC, a Delaware limited liability company (the “Company”), and McKesson Corporation, a Delaware corporation and the sole member of the Company (the “Member”).

Background Statement

WHEREAS, the Company was formed as a limited liability company under the laws of the State of Delaware on August 22, 2016;

WHEREAS, the Member and the Company are parties to that certain Limited Liability Company Agreement of the Company, dated effective as of August 22, 2016 (the “Existing LLC Agreement”); and

WHEREAS, the parties hereto desire to enter into this Agreement as of the Effective Date in order to amend and restate in its entirety the Existing LLC Agreement and to set forth their respective rights, duties, and responsibilities with respect to the Company.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the parties hereto agree as follows:

ARTICLE I

FORMATION

1.    Registration with the Secretary of State. The Company has been organized as a Delaware limited liability company by the filing of its Certificate of Formation with the Secretary of State of the State of Delaware under and pursuant to the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). This Agreement shall be effective as of Effective Date. The name of the Company is “PF2 SpinCo LLC,” and all business of the Company shall be conducted under such name, except as otherwise determined by the Board of Managers (as defined below).

2.    Principal Place of Business. The Company shall have a principal place of business which shall at all times be located within the United States. The Company may locate its place of business at any other place or places within or outside the State of Delaware as the Board of Managers may from time to time deem advisable.

3.    Registered Agent. The name of the Company’s registered agent in the State of Delaware shall be Corporation Service Company. The address of the Company’s registered office and that of its registered agent shall be such address determined by such registered agent from time

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

to time. The registered office and registered agent may be changed from time to time pursuant to the Act and the applicable rules promulgated thereunder.

4.    Purpose. The business of the Company is to engage in any lawful activity. The Company may exercise all powers necessary to or reasonably connected with the Company’s business which may be legally exercised by it under the Act. The duration of the Company will continue until it is dissolved is accordance with the Act.

ARTICLE II

RESERVED

ARTICLE III

MEMBER

The Member is the sole member of the Company. The Member shall have no obligation to make capital contributions to the Company. No individual or entity (each, a “Person”) shall be admitted as an additional member of the Company without the consent of the Member.

ARTICLE IV

MANAGEMENT

1.    Management and Authority. The business and affairs of the Company will be managed by a board of managers (the “Board of Managers”). Except with respect to matters where the approval of the Member is expressly required pursuant to this Agreement or by nonwaivable provisions of applicable law, the Board of Managers will have full and complete authority, power, and discretion to manage and control the business, affairs, and properties of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company’s business.

2.    Number and Election of Managers. The number of managers (each a “Manager”) shall be fixed from time to time by the Member. The Managers shall be elected from time to time by the Member, and each Manager shall hold office until such Manager’s successor is elected or such Manager’s earlier death, dissolution, resignation, or removal.

3.    Removal and Resignation. Any Manager may be removed at any time, with or without cause, by the Member. A Manager may resign at any time by giving written notice to the Company. The resignation of a Manager shall take effect upon the Company’s receipt of notice thereof or at such later time as shall be specified in such notice.

4.    Vacancies. Any vacancy on the Board of Managers resulting for any reason shall be filled by the Member. A Manager elected to fill a vacancy shall hold office until such Manager’s successor shall be elected by the Member or until such Manager’s earlier death, dissolution, resignation, or removal.

5.    Meetings of the Board of Managers. Meetings of the Board of Managers for any purpose or purposes may be called at any time by any Manager. Notice of the time and place of a

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

meeting shall be delivered personally or by mail, facsimile or electronic transmission. A Manager’s attendance at a meeting waives objection to lack of notice or defective notice of such meeting, unless the Manager, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting.

6.    Quorum and Voting. A majority of the Managers shall constitute a quorum for the transaction of business at any meeting of the Board of Managers. In the absence of a quorum, a majority of the Managers present may adjourn the meeting from to time until a quorum is present. The act of a majority of the Managers present at a meeting at which quorum is present shall be the act of the Board of Managers.

7.    Place of Meetings. Meetings of the Board of Managers may be held at any place within or outside the State of Delaware as designated from time to time by the Board of Managers.

8.    Action by the Board of Managers Without a Meeting. Any action required or permitted to be taken by the Board of Managers may be taken without a meeting if a majority of the Managers authorized to vote shall consent in writing to such action. Such written consent or consents may be in counterparts and transmitted by facsimile or electronic mail and shall be filed with the minutes of the proceedings of the Board of Managers. Such actions by written consent shall have the same force and effect as a vote of the Board of Managers at a meeting.

ARTICLE V

OFFICERS

The Board of Managers may elect such officers (collectively, “Officers” and each an “Officer”) as it determines (but it is not required to do so), and the Officers will have such powers and duties as are delegated to them by the Board of Managers. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any Officer and any instrument designating such Officer or the authority delegated to such Officer.

ARTICLE VI

INDEMNIFICATION

1.    Right to Indemnification. Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that such Person is or was a member, Manager, or Officer of the Company or is or was serving, at the request of the Company, as director, manager, officer, trustee or other similar position of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or otherwise, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

provided, however, that, except as provided in paragraph 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Managers.

2.    Right to Advancement of Expenses. In addition to the right to indemnification conferred in paragraph 1 of this Article VI, an Indemnitee shall also have the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if the Act requires, an Advancement of Expenses incurred by an Indemnitee in such Person’s capacity as a member, Manager, or Officer of the Company (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service with respect to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this paragraph 2 or otherwise.

3.    Right of Indemnitee to Bring Suit. If a claim under paragraph 1 or 2 of this Article VI is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.

In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the Act. Further, in any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Act. Neither the failure of the Company (including the Board of Managers, the Member, or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including the Board of Managers, the Member, or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VI or otherwise shall be on the Company.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

4.    Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, the Company’s Certificate of Formation, this Agreement, other agreements or otherwise. The Company hereby agrees that to the extent that any Person who may be entitled to indemnification and to the advancement of expenses hereunder is also entitled to indemnification or the Advancement of Expenses from the Member, unless the Member otherwise agrees, the Company is the indemnitor of first resort meaning that the Company’s obligations to provide indemnification and Advancement of Expenses hereunder are primary and any such obligations on the part of the Member are secondary.

5.    Insurance. The Company may maintain insurance, at its expense, to protect itself and any member, Manager, Officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Act.

6.    Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board of Managers, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article VI with respect to the indemnification and Advancement of Expenses of members, Managers, and Officers of the Company.

7.    Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a member, Manager, or Officer of the Company or director, manager, officer, trustee, or other similar position of another Person, as the case may be, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE VII

LIMITATION OF LIABILITY

No member (including, without limitation, the Member), Manager, or Officer shall be liable to the Company or to the members of the Company for any act performed or omitted to be performed by such member, Manager, or Officer in connection with the Company’s business, unless such member’s, Manager’s, or Officer’s course of conduct was in breach of this Agreement or constituted fraud, willful misconduct, or intentional violation of a known duty. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a member, Manager, or Officer of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ARTICLE VIII

DISTRIBUTIONS

Distributions shall be made to the Member at such times and in such amounts as determined by the Board of Managers.

ARTICLE IX

GOVERNANCE

Except as otherwise specifically set forth herein, the Company shall be governed by the provisions of the Act and any successor statute.

ARTICLE X

AMENDMENTS

Amendments to this Agreement may be made only with the consent of the Member.

[SIGNATURES ON FOLLOWING PAGE]

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound and to bind the Company, have executed this Agreement as of the Effective Date.

COMPANY:

PF2 SPINCO LLC

By:	/s/ Michele Lau
Michele Lau
President and Secretary

MEMBER:

MCKESSON CORPORATION

By:	/s/ Pamela L. Kearse
Pamela L. Kearse
Assistant Corporate Secretary

[Signature Page to First Amended and Restated Limited Liability Company Agreement of PF2 SpinCo LLC]